Exhibit 24

CONFIRMING STATEMENT

This Statement confirms that each of the undersigned, Willow Grove Holdings LP, a Delaware limited partnership, and Foster Road LLC, a Delaware limited liability company, has authorized and designated Stuart M. Shoen to execute and file on such undersigned’s behalf all Forms 3, 4, and 5 (including any amendments thereto) that such undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of AMERCO. The authority of Stuart M. Shoen under this Statement shall continue until such undersigned is no longer required to file Forms 3, 4, and 5 with regard to such undersigned’s ownership of or transactions in securities of AMERCO, unless earlier revoked in writing. Each of the undersigned acknowledges that Stuart M. Shoen is not assuming any of such undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: December 1, 2020
Willow Grove Holdings LP

	By:	Foster Road LLC, its General Partner

	By:	/s/ Mark V. Shoen
Name:	Mark V. Shoen
Title:	Manager

Foster Road LLC

By:	/s/ Mark V. Shoen
Name:	Mark V. Shoen
Title:	Manager